Exhibit 99.3

ANCESTRY.COM INC. ANNOUNCES NEW $125 MILLION SHARE REPURCHASE PROGRAM

PROVO, Utah, April 28, 2011 – Ancestry.com Inc. (Nasdaq: ACOM), the world’s largest online family history resource, today announced that its board of directors authorized the repurchase of up to [$125] million of its outstanding common stock. Ancestry.com shares may be repurchased from time to time through April 30, 2012 in the open market or in privately negotiated transactions.

“The decision to initiate this new share repurchase program reflects our confidence in our business model and growth prospects,” said Tim Sullivan, Chief Executive Officer of Ancestry.com.  “Ancestry.com’s solid financial performance, demonstrated by our healthy balance sheet and strong free cash flow generation, allows us to continue investing in our business while also returning capital to stockholders.”

Ancestry.com expects to fund the repurchases using cash on hand and an existing credit facility. The amount and timing of specific repurchases, if any, will depend on market conditions, stock price, and other factors. As of March 31, 2011, Ancestry.com had cash and cash equivalents of $102.3 million and 45.7 million shares of common stock outstanding.

About Ancestry.com
Ancestry.com Inc. (Nasdaq: ACOM) is the world’s largest online family history resource, with nearly 1.6 million paying subscribers. More than 6 billion records have been added to the site in the past 14 years. Ancestry users have created more than 24 million family trees containing over 2.4 billion profiles. Ancestry.com has local Web sites directed at nine countries that help people discover, preserve and share their family history, including its flagship Web site at www.ancestry.com.

Forward-looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements regarding the expected repurchase of shares, our business model and growth prospects, our ability to generate free cash flow, our continued investment in our business, the return of capital to our stockholders, the amount of shares, if any, that may be repurchased and the timing of any such repurchases. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include market conditions; our common stock price; failure to achieve anticipated revenues and operating results; our continued ability to attract and retain subscribers; our continued ability to acquire content and make it available online; difficulties encountered in integrating acquired businesses and retaining customers; failure of our products to continue to meet customer demand; the adverse impact of competitive product announcements; failure of the second season of Who Do You Think You Are? to yield results comparable to the first season; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning these and other factors that could cause results to differ materially from those contained in the forward-looking statements is contained under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in discussions in other of our SEC filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Ryan Ostler	Heather Erickson
(801) 705-7942	(801) 705-7104
rostler@ancestry.com	herickson@ancestry.com